UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: October 2, 2009)

North American Galvanizing & Coatings, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-3920	71-0268502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5314 South Yale Avenue,  Suite 1000, Tulsa, Oklahoma 74135

(Address of principal executive offices)              (Zip Code)

(Registrant’s telephone number, including area code):   (918) 494-0964

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.  REGULATON FD

Item 7.01   Regulation FD Disclosure

On October 2, 2009, the Board of Directors of North American Galvanizing & Coatings, Inc. approved certain non-material amendments to its 2009 Incentive Stock Plan, to be effective October 1, 2009.  This plan was approved by the shareholders at the Annual Meeting of Shareholders on July 29, 2009.

The amendments include the following:

1.  A change to the definition of “Fair Market Value” which has the effect of adopting the Nasdaq official closing price as the measure of Fair Market Value under the plan rather than the closing price as reported on The Wall Street Journal.

2.  Deleting the prior limitation on annual Stock Grants as set forth in Section 3.5.  As previously stated, Section 3.5 provided that annual Stock Grants intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code could not exceed 100,000 shares.

3.  Providing for an annual combined limit on stock option and stock appreciation right grants of 200,000 shares.  As previously stated, Section 3.5 limited annual stock option grants to 100,000 shares and also limited annual stock appreciation right grants to 100,000 shares.

4.  Adding provisions intended to assure that the director stock unit portion of the plan complies with Section 409A of the Internal Revenue Code.

5.  Certain other non-material amendments, principally related to the clarification of language.

The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Current Report.  This information is not filed but is furnished pursuant to Regulation FD.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibits:

10.00	North American Galvanizing & Coatings, Inc. 2009 Incentive Stock Plan (Amended and Restated as of October 1, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

Date: October 7, 2009	By:	/s/ Beth B. Hood
Beth B. Hood Vice President and Chief Financial Officer

EXHIBIT INDEX

10.00	North American Galvanizing & Coatings, Inc. 2009 Incentive Stock Plan (Amended and Restated as of October 1, 2009)